EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 4/11/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.13%	0.82%	12.64%
Class B Units	1.11%	0.79%	12.37%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED APRIL 11, 2008

Grant Park posted gains during the past week.  The energy, foreign exchange, and equity indices sectors were the main drivers behind profits, while fixed income positions accounted for losses.

The biggest profit boost for the portfolio this past week came from long positions across the energy sector.  As in recent months, analysts attributed rising energy prices primarily to the further weakening of the U.S. dollar.  Positions in natural gas and heating oil markets were among the most profitable as prices rose 6.21% and 9.13%, respectively, from the previous week’s close.  The announcement from the president of the Organization of Petroleum Exporting Countries (OPEC) that crude oil production levels would not increase, added momentum to last week’s up trend across the energy sector as well.

Short positions across global equity index markets helped the portfolio as falling prices in U.S. and European markets yielded gains.  The previous week’s rallies in the equity markets lost steam as earnings reports from some of the world’s biggest firms came in below estimates.   Prices on the S&P 500 June 2008 contract fell by more than 2.7% for the week in response to the news.  The International Monetary Fund also had a hand in contributing to declines in U.S. and European equity markets after it expressed concerns that a U.S. recession could be a harbinger for a declining global economy.

Grant Park’s currency positions were profitable as the U.S. dollar took yet another tumble this past week.  The release of the minutes from the most recent FOMC (Federal Open Market Committee) meeting demonstrated ongoing concern for the nation’s economic outlook.  Comments in the minutes regarding a revised projection of lower real GDP in the first half of 2008, fueled by weakening housing markets, increased unemployment, and tighter credit conditions provoked a further weakening of the greenback.  Short dollar positions against the euro, Japanese yen, and Singapore dollar all produced positive returns.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Finally, further sliding prices in the Japanese fixed income markets registered losses to the portfolio, after a late-week rally in various Asian equity indices caused a sell-off in the Japanese Government Bond (JGB) markets as speculator demand steered away from less risky government debt.   Weakness in the JGB’s was also  attributed to comments from newly appointed Bank of Japan Governor, Masaaki Shirakawa, hinting that he did not foresee an interest rate cut in the near future, prompting many speculators to liquidate long positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com